UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 4, 2006

                              ALFACELL CORPORATION
             (Exact name of registrant as specified in its charter)

                                     0-11088
                            (Commission File Number)

           Delaware                                       22-2369085
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation)

               225 Belleville Avenue, Bloomfield, New Jersey 07003
             (Address of principal executive offices, with zip code)

                                 (973) 748-8082
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

     On September 29, 2006, an unrelated party exercised warrants to purchase 55,556 shares of our Common Stock at an exercise price of $1.50 per share. On October 26, 2006, unrelated parties exercised warrants to purchase an aggregate of 29,684 shares of our Common Stock at an exercise price of $1.50 per share. On November 13, 2006, unrelated parties exercised warrants to purchase an aggregate of 50,000 shares of our Common Stock at an exercise price of $0.60 per share. On December 4, 2006, an unrelated party exercised warrants to purchase 500,000 shares of our Common Stock at an exercise price of $1.00 per share. We received aggregate gross proceeds of $657,860 from these transactions.

     The issuance of the shares pursuant to these warrant exercises were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. We have previously registered the resale of these shares by the stockholders on a Form S-3 registration statement.


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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ALFACELL CORPORATION



Date:  December 8, 2006                     By:  /s/ Robert D. Love
                                                     Robert D. Love
                                                     Chief Financial Officer




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